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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF
SECURITIES PURSUANT TO SECTION 12(b) OR (g)
OF THE SECURITIES EXCHANGE ACT OF 1934

ALLSTATE LIFE GLOBAL FUNDING
(Exact Name of Registrant as Specified in Its Charter)
 Delaware
(State of Incorporation or Organization)
 Not Applicable
(I.R.S. Employer Identification Number)
6525 Morrison Boulevard, Suite 318
Charlotte, NC 28211
(Address of Principal Executive Offices, including Zip Code)

        If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.    ☒

        If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.    ☐

        Securities Act registration statement file number to which this form relates: 333-112249 and 333-112249-01.

        Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
$500,000,000 4.50% Secured Medium Term Notes due 2009 issued through Allstate Life Global Funding Trust 2004-1	American Stock Exchange

        Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.    Description of Registrant's Securities to be Registered.

        The class of securities to be registered hereby are the 4.50% Secured Medium Term Notes due 2009 issued through Allstate Life Global Funding Trust 2004 -1 (the "Notes").

        The description of the Notes is incorporated by reference to (i) the information appearing under the caption "Description of the Notes" in the registrant's prospectus and prospectus supplement, each dated April 27, 2004, regarding the secured medium term note program, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(3) of the Securities Act of 1933, as amended (the "Act") and (ii) the registrant's pricing supplement dated May 20, 2004, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(2) of the Act.

Item 2.    Exhibits.

        None.

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALLSTATE LIFE GLOBAL FUNDING
By:	AMACAR Pacific Corp., not in its individual capacity, but solely as Administrator
By:	/s/ EVELYN ECHEVARRIA Name: Evelyn Echevarria Title: Vice President

Dated: May 21, 2004

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  Item 1. Description of Registrant's Securities to be Registered.
  Item 2. Exhibits.
SIGNATURES